SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): March 8, 2006



                                  DONOBI, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)



            Nevada                    33-20783-D                 84-1064958
            ------                    ----------                 ----------
(State or other jurisdiction   (Commission File Number)    (IRS Employer ID No.)
      of incorporation)

                                3256 Chico Way NW
                               Bremerton, WA 98312
                               -------------------
               (Address of principal executive offices) (Zip Code)


                                  (360-782-4477
                                  -------------
              (Registrant's telephone number, including area code)

Item 8.01 Other Events

Effective March 8, 2006, we signed a non-binding letter of intent to acquire Gotaplay Interactive Inc., a Nevada corporation ("GII"). GII is involved in the business of on-line rental of video games and are the owners of www.gotaplay.com.

Among other things, the terms of this proposed transaction provides for us to undertake a "reverse stock split" of our Common Stock whereby one (1) share of our Common Stock shall be issued in exchange for every six (6) shares of our Common Stock, and thereafter, we will issue 23,167,000 shares of our Common Stock equal to approximately 70% interest to the GII shareholders in exchange for their respective shares in GII. Upon consummation of this transaction, GII shall become a wholly owned subsidiary of our Company. While no assurances can be provided, it is expected that this transaction will close on or about March 30, 2006.

GII has made two strategic acquisitions of game rental companies over the last year and has successfully integrated those operations. It has operated as a private company for the last year and has focused its attention on building out multiple distribution centers, as well as the development of its proprietary Game Distribution System ("GDS"). GDS is a software system that links all distribution centers and operates the back office processes online for GII's national operations.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.

Number            Exhibit

99.1              Letter of Intent between our Company and GII

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 10,  2006                     DONOBI,  INC.
                                            (Registrant)


                                            By: s/ William M. Wright, III
                                               ---------------------------------
                                               William M. Wright III, President